EXHIBIT 23.1

R. E. BASSIE & CO.
CERTIFIED PUBLIC ACCOUNTANTS
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                                         6671 Southwest Freeway, Ste 550
                                         Houston, Texas 77074-2220
                                         Tel: (713) 272-8500 Fax: (713) 272-8515
                                         E-Mail: Rebassie@aol.com


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form 8-K/A for North Shore Capital IV, Inc. of our report dated April 15, 2005 on the financial statements of Gridline Communications Corp., which is part of this Registration Statement.



                  /s/ R. E. Bassie and Co.


Houston, Texas
May 23, 2005